Registration Statement No. 333-________
As filed with the Securities and Exchange Commission on August 29, 2006

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OASYS MOBILE, INC.
(Exact Name of Registrant as specified in its Charter)

State of Delaware
(State or Other Jurisdiction
of Incorporation or Organization)

7370, 5045
(Primary Standard Industrial Classification Code Number)

Summus, Inc.
434 Fayetteville Street, Suite 600
Raleigh, North Carolina 27601
(919) 807-5600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

65-0185306
(IRS Employer Identification Number)

Donald T. Locke
Executive Vice-President & General Counsel
Oasys Mobile, Inc.
434 Fayetteville Street, Suite 600
Raleigh, North Carolina 27601
(919) 807-5623
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

____________________
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement has been declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☒: Registration Statement No. 333-130843

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐:

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities To Be Registered	Amount To Be Registered(2)	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee (1)
Common Stock to be issued upon the exercise of upon exercise of warrants …………………………………….	1,600,000	$1.125	$1,800,000	$192.60 (3)
Total	1,600,000	$1.125	$1,800,000	$192.60

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. For this purpose the price is based on the average of the bid and asked prices per share of the Registrant’s common stock on August 24, 2006, as reported on the OTC Bulletin Board.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, this Registrations Statement shall be deemed to cover any additional securities that may from time to time be offered or issued resulting from stock splits, stock dividends or similar transactions.

(3)	The Registrant previously paid registration fees, in aggregate, of $4,854.21 under Registration Statement No. 333-130843.

The Registrant Statement shall become effective in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-130843) filed by Oasy Mobile, Inc. with the Securities and Exchange Commission on January 3, 2006 and declared effective by the Commission on January 30, 2006, and as amended by a post-effective amendment filed as of August 29, 2006, is incorporated by reference into, and shall be deemed part of, this Registration Statement.

SELLING STOCKHOLDER TABLE

NAME	SECURITY	COMMON SHARES HELD PRIOR TO OFFERING	COMMON SHARES BEING OFFERED	COMMON SHARES HELD FOLLOWING OFFERING	PERCENTAGE OF COMMON STOCK HELD AFTER COMPLETION OF OFFERING (1) (2)

RHP Master Fund, Ltd.	Shares Issued Pursuant to Amended A Warrants	800,000	800,000	0	*

LAP Summus Holdings, LLC	Shares Issued Pursuant to Amended Warrants	800,000	800,000	0	*

___________
* Less than 1%

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description

5.1	Opinion of Counsel

23.1	Consent of Ernst & Young LLP

23.2	Consent of Donald T. Locke (included on Exhibit 5.1)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Raleigh, State of North Carolina on the 29th day of August, 2006.

OASYS MOBILE, INC.

By:	/s/ Donald T. Locke
Donald T. Locke Executive Vice-President & General Counsel

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary E. Ban Gary E. Ban	Chief Executive Officer (Principal Executive Officer and Director)	August 29, 2006
/s/ Tracy T. Jackson Tracy T. Jackson	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	August 29, 2006
/s/ Stephen M. Finn Stephen M. Finn	Director	August 29, 2006
/s/ Scott W. Hamilton Scott W. Hamilton	Director	August 29, 2006
/s/ J. Winder Hughes J. Winder Hughes	Director	August 29, 2006
/s/ Richard B. Ruben Richard B. Ruben	Director	August 29, 2006
/s/ Bernard Stolar Bernard Stolar	Director	August 29, 2006
/s/ James A. Taylor James A. Taylor	Director	August 29, 2006

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